Exhibit 10.1

KOMO UMBRELLA JOINT VENTURE LIMITED

AND

ESP CORPORATION, SA

Shareholders
(of ESP KUJV LIMITED)
Agreement

© OPUS Panamight 2012

ESP KUJV LIMITED Shareholders Agreement

CONTENTS
1.	INTERPRETATION	3

1.1	Definitions	3
1.2	Rules of Interpretation	9

2.	START DATE

3.	FORMATION AND STRUCTURE OF ESP KUJV LIMITED

3.1	Establishment and shareholding
3.2	Cooperation of Parties
3.3	Key Operational Commitments
3.4	Equity Funding Commitment

4.	BUSINESS OF COMPANY

5.	CONDITIONS PRECEDENT

5.1	Conditions Precedent to this Agreement
5.2	Responsibility for Conditions Precedent
5.3	Waiver of Conditions Precedent
5.4	Result of Non-satisfaction of Conditions Precedent

6.	THE ESP KUJV LIMITED BOARD

6.1	Appointment and Removal of Directors
6.2	Alternate Directors
6.3	Director is nominee of the Appointing Shareholder
6.4	Director may Provide Information to the Appointing Shareholder
6.5	Board
6.6	Powers of the Board

7.	BOARD MEETINGS

7.1	Calling of Board Meetings
7.2	Notice of Board Meetings
7.3	Quorum
7.4	Decision Making
7.5	Meetings by Telecommunication
7.6	Written Resolutions
7.7	Defects in Appointments
8.1	Calling a Shareholders' Meeting

8.	SHAREHOLDERS' MEETINGS

8.2	Frequency of Shareholders' Meetings
8.3	Quorum
8.4	Chairing Shareholders' Meetings
8.5	Decision Making

9.	MANAGEMENT

ESP KUJV LIMITED Shareholders Agreement

9.1	Overall Management by Board
9.2	Operational Management by ESP
9.3	Priority Areas and Employment
9.4	Secondment, training and development of KUJV staff
9.5	Interference not Allowed

10.	DISTRIBUTION TO SHAREHOLDERS

10.1	Dividends
10.2	Restriction on distributions

11.	EQUITY FUNDING

11.1	Contributions to Equity
11.2	Issue of Shares to be Proportionate
11.3	Borrowing from Shareholders
11.4	Repayment of Loans from Shareholders
11.5	Default in Equity Contributions
11.6	Convertible Notes
11.7	Remedy of Default in Equity Contributions
11.8	Dilution
11.9	Indemnity
11.10	No Equity Call except by unanimous Board decision

12.	DISPOSAL OF SHARES

12.1	Restriction on Disposal of Shares
12.2	Conditions Precedent to Transfer of Shares
12.3	Notice on Share Certificates

13.	CHANGE OF CONTROL

13.1	Notice of Change of Control
13.2	Change of Control Triggers Termination

14.	DEFAULT

14.1	Default Events
14.2	Shareholder to Notify of Default Event and Remedy
14.3	ESP KUJV LIMITED to Notify of Default Event and Remedy
14.4	Default Notice
14.5	Suspension of Defaulter's Rights
14.6	Right of Non-defaulters to Terminate
14.7	Notices to ESP KUJV LIMITED
14.8	Withdrawal of Default Notice
14.9	Rights under this clause 14 not Exclusive

15.	TERMINATION

15.1	Termination Agreement
15.2	Consequences of Termination
15.3	ESP KUJV LIMITED to be Wound Up

16.	DISPUTE RESOLUTION

ESP KUJV LIMITED Shareholders Agreement

16.1	Resolution by Agreement
16.2	Resolution of Dispute by Arbitration
16.3	Rules of Arbitration
16.4	Inconsistency
16.5	Appointing Authority
16.6	Place of Arbitration
16.7	Other

17.	REPRESENTATIONS AND WARRANTIES

17.1	Representations and Warranties
17.2	Effective Dates
17.3	Shareholder Investigations
17.4	Construction
17.5	Shareholder Indemnity
17.6	No Reliance by Shareholders on Others

18.	CONFIDENTIALITY AND DISCLOSURE

18.1	Definition
18.2	Obligations of Confidentiality
18.3	Exceptions to Obligations of Confidentiality

19.	NOTICES

20.	AMENDMENT AND ASSIGNMENT

20.1	Amendment
20.2	Assignment/Disposal

21.	GENERAL

21.1	Support by Shareholders
21.2	Governing Law
21.3	Giving Effect to this Agreement
21.4.	Waiver of Rights
21.5	No Partnership or Agency
21.6	No Merger
21.8	Counterparts
21.7	Successors and Assigns

ESP KUJV LIMITED Shareholders Agreement

DATE: May 11, 2012

PARTIES

Komo Umbrella Joint Venture Limited, a company incorporated in Papua New Guinea and having its registered office at P. O. Box 6965 Boroko, NCD, Papua New Guinea.  (KUJV).

and

ESP Corporation, SA, a company incorporated under the laws of Panama and having its registered office Edificio Balboa Plaza, Oficina 522, Avenida Balboa, Panama, Republic of Panama, which is a wholly owned subsidiary of ESP Resources, Inc. a corporation organized under the laws of the state of Nevada, United States of America (ESP).

RECITALS

A.
KUJV is the overarching business organisation owned by the various customary landowning units (or their related business arms) of the Komo project area that are affected by the development and construction of the Komo international airfield as part of the PNG LNG Project related developments.

B.	KUJV was organised to enable its owners to participate in and benefit from the business opportunities resulting from the development of the Komo international airfield.

C.
ESP is a company whose primary business interest lies in small to large project construction, development and management. ESP is based in Panama and, through its affilated entities, hasoperations in various countries.

D.
As the main business organisation representing the customary landowning units of the Komo project area, KUJV will benefit from selected and specialised business opportunities within the Komo project area. In particular, KUJV has the opportunity to be engaged by Exxon Mobil (PNG) Limited (which is the operator of the PNG LNG Project) to carry out  specialized design and construction works with respect to the development of the Komo international airfield.

E.
Whilst KUJV has these opportunities, it lacks the relevant skills, knowledge, expertise and experience to pursue and undertake the business opportunities.KUJV, however, acknowledges that ESP has the relevant and applicable skills, knowledge, expertise and experience to pursue and undertake the business opportunities.

F.
KUJV and ESP are therefore desirous of combining their respective advantagesto be able to pursue, undertake and benefit from these business opportunities. KUJV and ESP wish to incorporate a joint stock company as the vehicle which will pursue, undertake and realise these opportunities. The company will be known as “ESP KUJV LIMITED.”

G.	This Shareholders Agreement is the agreement of KUJV and ESP as to the terms and conditions upon which ESP KUJV LIMITEDwill be established, organised and operated.

ESP KUJV LIMITED Shareholders Agreement

OPERATIVE PROVISIONS

1.	INTERPRETATION

1.1	Definitions

The following definitions apply in this Agreement.

Agreement means this Shareholders Agreement.

Alternate means the person who is appointed under clause6.2 and acts as an alternate to a Director.

Board means the board of Directors of ESP KUJV LIMITED.

Business means the business of ESP KUJV LIMITEDas provided in clause 4.

Business Day means the days on which commercial banks are open for normal banking business in Port Moresby, PNG.

Chairman means the first chairman and each subsequent chairman of the Board.

Change of Control means for a corporation, the occurrence of any of the following events:

(a)
approval by stockholders of the company of (a) any consolidation or merger of the company in which the company is not the continuing or surviving corporation or pursuant to which shares of stock of the company would be converted into cash, securities or other property, other than a consolidation or merger of the company in which holders of its common stock immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (b) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the company;

(b)
a change in the majority of members of the board within a 24-month period unless the election or nomination for election by the Company stockholders of each new director was approved at a vote of two thirds of the directors then still in office who were in office at the beginning of the 24 month period;

(c)
either (A) receipt by the company of a report on schedule 13D, or an amendment to such a report, filed with the Securities and Exchange Commission ("SEC") pursuant to section 13(d) of the Securities Exchange Act of 1934 of the United States of America(the "1934 Act") disclosing that any person, group, corporation or other entity (a "Person") is the beneficial owner, directly or indirectly, of 20% or more of the outstanding stock of the company or (B) actual knowledge by the company of facts, on the basis of which any person is required to file such a report on schedule 13D, or an amendment to such a report, with the SEC (or would be required to file such a report or amendment upon the lapse of the applicable period of time Specified in Section 13(d) of the 1934 Act) disclosing that such a person is the beneficial owner, directly or indirectly, of 20% or more of the outstanding stock of the company;

ESP KUJV LIMITED Shareholders Agreement

(d)
purchase by any person (as defined in section 13 (d) of the 1934 act), corporation or other entity, other than the company or a wholly-owned subsidiary of the company, of shares pursuant to a tender or exchange offer, to acquire any stock of the company (or securities convertible into stock) for cash, securities or any other consideration provided that, after consummation of the offer, such person, group, corporation or other entity is the beneficial owner (as defined in rule 13d-3 under And 1934 Act), directly or indirectly, of 20% or more of the outstanding stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the 1934 act in the case of rights to acquire stock);

(e)
the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the company immediately prior to the combination do not hold, directly or indirectly, more than 50% of the voting stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the voting stock of the combined company, any shares received by affiliates (as defined in the rules of the Securities and Exchange Commission) of such other company in exchange for stock of such other company).

Company referred herein as “the Company” shall mean ESP KUJV LIMITED.

Companies Act means the Companies Act 1997of PNG.

Constitution means the constitution of ESP KUJV LIMITED, initially in the form annexed to this Agreement, with such alterations as may be made by special resolution in accordance with the Companies Act.

Control means a power or control that is direct or indirect or that is, or can be, exercised as a result of or by means of a trust, an agreement, a practice, or any combination of them, whether or not they are enforceable.

Director means each person who is for the time being a director of ESP KUJV LIMITED.

Dispute means any dispute, controversy or claim arising out of or relating to this Agreement or breach, termination or validity of it, which the parties are unable to resolve by mutual agreement within a reasonable time.

Equity Call Notice has the meaning given to it in clause 11.1.

Financial Year shall be the fiscal year of ESP KUJV LIMITED.

General Dispute means a dispute which is not a Technical Dispute.

Insolvency Event means, for a company, being in liquidation or provisional liquidation or under administration, being adjudicated an insolvent, having a receiver or analogous person appointed to it or any of its property, failing to comply with a statutory demand referred to in section 337 of the Companies Act, being unable to pay its debts or otherwise insolvent, entering into a compromise or arrangement with, or assignment for the benefit of, any of its members or creditors, or any analogous event.

ESP KUJV LIMITED Shareholders Agreement

Non-Circumvention/Non-Disclosure Agreement means the Non-Circumvention/ Non-Disclosure Agreement executed by the Parties on the 02nd of May 2012 as part of the Transaction Documents.

Loss means any direct or indirect loss, cost, charge, damage or expenses of any kind or nature and however arising.

Management Agreementmeans the Management Agreement which will be signed between the Parties pursuant to clause 9.1(b) of this Agreement and as part of the Transaction Documents

Party means a party to this Agreement and any permitted successors or assigns and Parties means any or all of them as the context requires.

PNG or State means the Independent State of Papua New Guinea.

Share means an ordinary share in the capital of ESP KUJV LIMITED.

Shareholder means each of KUJV and ESP as holders of Shares in ESP KUJV LIMITED.

Shareholders' Meeting means a meeting of the shareholders of ESP KUJV LIMITEDreferred to in clause 8.1 and held in accordance with the Companies Act and the Constitution.

Start Date means the date determined under clause 2.

Tax includes any tax, levy, royalty, import, deduction, charge, rate, duty, compulsory loan or withholding that is imposed by a State agency, and any related interest, penalty, charge or other amount.

Transaction Documents meansthe documents listed in Schedule 1 to this Agreement.

Warranty means each of the warranties under clause 20.1, given by the Shareholders to each other, in terms of clause 17.

1.2	Rules of Interpretation

The following apply to the interpretation of this Agreement unless the context otherwise requires:

(a)	words importing the singular include the plural and vice versa;

(b)
reference to a person includes any individual, company, corporation, firm, partnership, joint venture, association, organization, trust, state, country or governmental agency (in each case, whether or not having a separate legal personality);

(c)	words importing a gender includes the other gender;

(d)	reference to clauses, schedules and appendices are references to clauses, schedules and appendices of or to this Agreement;

ESP KUJV LIMITED Shareholders Agreement

(e)	the headings in this Agreement have been incorporated for guidance only and do not affect the interpretation of this Agreement;

(f)	reference to a document includes a reference to every agreement or deed which varies that document;

(g)	where a Party to this Agreement consists of two or more persons, then the covenants and provisions of this Agreement bind and are enforceable against those persons severally but not jointly;

(h)	any obligation which binds or benefits two or more persons under this Agreement binds or benefits each of them separately; and

(i)	unless otherwise stated, a reference to ‘$’ or ‘dollars’ or ‘Dollars’ or ‘$US’ or ‘USD’ is to the United States dollars.

2.	START DATE

The Start Date will be the date on which all the conditions precedent in clause 5.1 have been satisfied or waived.

3.	FORMATION AND STRUCTURE OF ESP KUJV LIMITED

3.1	Establishment and Shareholding

The Shareholders will establish ESP KUJV LIMITEDand the company will be owned by KUJV as to 30% of all of the issued shares and ESP as to 70% of all of the issued shares.

3.2	Cooperation of Parties

The Parties shall cooperate with each other on the terms recorded in this Agreement and the Transaction Documents for the purpose of:

(a)	establishing ESP KUJV LIMITED;

(b)	ESP KUJV LIMITEDundertaking its Business; and

(c)	progressing such proposals and development concepts as the Board may decide appropriate.

3.3	Key Operational Commitments

From the Start Date, the Shareholders make the commitments in this clause for the purpose of ESP KUJV LIMITEDundertaking its business:

(a)	KUJV commits or will commit to ESP KUJV LIMITEDtobe the administrative manager and provide assistance in key operative areas as the following:

(i)	provide the services of administrative manager;

(ii)	assist in the key operative areas;

ESP KUJV LIMITED Shareholders Agreement

(iii)	assist in preparing ground reports and engineering and feasibility reports;

(iv)	assist in providing tax and cost effective operational benefits;

(v)	assist in providing general administration services;

(vi)	utilize its resources to support in the areas of fire and life safety systems;

(vii)	provide technical and contractual support for preparation and award of task orders;

(viii)	prepare independent government estimates and/or cost analysis for each task order;

(ix)	negotiate the task orders and all required modifications according to ESP’s recommendations;

(x)	award the task orders and all required modifications according to ESP’s recommendations;

(xi)	provide engineering and construction services as requested;

(xii)	provide technical support or assistancefor technical submittal reviews;

(xiii)	provide contract support after task order award;

(xiv)	provide quality assurance support as and when required or requested by ESP;

(xv)	provide accommodation/catering and camp services, light vehicles and associated services;

(xvi)	provide security for personnel and property andsecure escort and/or transportation services;

(xvii)	provide local labour recruitment and management; and

(xviii)	provide such other services as may be reasonably required of it from time to time.

(b)	ESP commits or will commit to ESP KUJV LIMITEDto provide the services of the operating manager with full responsibility for;

(i)	preparing and executing services;

(ii)	the receipt and tender of financing and acquisition;

(iii)	deployment of assets of ESP KUJV LIMITED; and

(iv)	provide expert and experienced technical assistance.

ESP KUJV LIMITED Shareholders Agreement

3.4	Equity Funding Commitment

In addition to the operational commitments, the Shareholders shall capitaliseESP KUJV LIMITEDby providing equity funding in the total amount of $100,000,with each shareholder contributing such portion of the equity fundingequal to its shareholding inESP KUJV LIMITED.

4.	BUSINESS OF COMPANY

Unless the Shareholders otherwise agree, the business of ESP KUJV LIMITEDshall be:

(a)
such business that ESP KUJV LIMITED is engaged by Exxon Mobil (PNG) Limited to undertake, in particular the undertaking of specialized design and construction works with respect to the construction and development of the Komo international airfield or other related PNG LNG Project facilities;

(b)	the management of its project operations; and

(c)	such other business the Board agrees by unanimous vote.

5.	CONDITIONS PRECEDENT

5.1           Conditions Precedent to this Agreement

The obligations of the Parties under this Agreement (except for this clause 5 and clauses 1 (Interpretation), clause 18 (Confidentiality and Announcements), clause 19 (Notices), clause 20 (Amendment and Assignment) andclause21 (General)) are of no force or effect until each of the following conditions is satisfied or waived (pursuant to clause 5.3);

(a)	ESP KUJV LIMITEDhas been established in accordance with the requirements of the Companies Act;

(b)	ESP KUJV LIMITED has been capitalised in accordance with clause 3.3 and 3.4; and

(c)	all necessary legislative and regulatory approvals have been obtained.

5.2	Responsibility for Conditions Precedent

(a)
Each relevant Party must use all reasonable efforts to ensure that each of the conditions precedent in clause 5.1 is satisfied as soon as practicable and each Party with all convenient dispatch must execute all documents and do all acts and things necessary or desirable to achieve that end.

(b)	The conditions precedent in clause 5.1 are for the benefit of all Shareholders and each of them is responsible for working with the other to satisfy the conditions precedent in clause 5.1.

5.3	Waiver of Conditions Precedent

If any of the Shareholders is unable or unwilling to satisfy any part of the conditions precedent in clause 5.1 pertaining to it, the other party may in its absolute discretion waive or modify that part of the conditions precedent to enable the swift establishment and operation of ESP KUJV LIMITED. Any such waiver must be in writing.

ESP KUJV LIMITED Shareholders Agreement

5.4	Result of Non-satisfaction of Conditions Precedent

If the conditions in clause 5.1 are not satisfied or waived under clause 5.3 on or before July 1, 2012, or on the happening of any of the events set out in clause 14, then this Agreement may be terminated.

6.	THE ESP KUJV LIMITEDBOARD

6.1	Appointment and Removal of Directors

(a)	Subject to the appointee Directors being eligible to act, and subject further to the Constitution:

(i)	KUJV shall have the right to appoint only 2 directors to represent it on the Board; and

(ii)	ESP shall have the right to appoint only 3 directors to represent it on the Board.

(b)	A Shareholder may only appoint or replace a Director under this clause by giving to ESP KUJV LIMITEDand the other Shareholder:

(i)	notice of the appointment and the date and time the appointment is to take effect; and

(ii)	before a Director is appointed, a signed consent to act as a Director from the person nominated as a Director.

(c)	A Shareholder may, by notice to ESP KUJV LIMITEDand to the other Shareholder, remove any Director so appointed and replace any Director who is so removed or who ceases for any reason to be a Director.

(d)	If a Shareholder ceases to be entitled to appoint a Director, it must immediately remove the Director appointed by it.

(e)
If a Director is disqualified or prohibited from acting as a Director under this Agreement, the Constitution, the Companies Act or any other law, the office of the Director is vacated and the appointing Shareholder must appoint his replacement under clauses 6.1(a) and (b).

6.2	Alternate Directors

(a)	Each Shareholder may appoint an Alternate to the Director appointed by it under clause 6.1(a) and (b).

(b)	An appointment under clause 6.2(a):

(i)	must be made by written notice to ESP KUJV LIMITEDby the appointor; and

ESP KUJV LIMITED Shareholders Agreement

(ii)	may be for a specified period (subject to the appointment being revoked or the appointing Shareholder or the person occupying the position of Director ceasing to be entitled to appoint a Director).

(c)
Each Alternate has all the powers and duties of the Director when acting as an Alternate, including the right to attend Board meetings but excluding the power to appoint an Alternate.  These powers and duties are in addition to any other powers and duties the Alternate may have and owe.

6.3	Director is nominee of the Appointing Shareholder

(a)	Each Party acknowledges that a Director appointed by a Shareholder is the nominee of the Shareholder.

(b)	Subject to the duties of a director under the Companies Act and subject to this Agreement and the Constitution, the Director appointed by a Shareholder:

(i)	may have regard to and represent the interests of the Shareholder; and

(ii)	may act on the wishes of the Shareholder in performing any of Director's duties or exercising any power, right or discretion as a Director,

in the manner permitted by Section 112(4) of the Companies Act.

6.4	Director may Provide Information to the Appointing Shareholder

ADirector may disclose information to the Shareholder or a person whose interests, he/she represents on the Board provided that the information is not prohibited by the Board and the information is disclosed in terms of section 123(2) of the Companies Act.  However, any such disclosure of information must not constitute a breach of the duty of Directors under section 112 of the Companies Act.

6.5	Board

(a)	The first Chairman’s and each subsequent Chairman’s replacement under clause 6.1 shall be the nominee Director from ESP.

(b)	If there is no Chairman or the Chairman is not present at the time at which a Board meeting is called, or is unwilling to act, the Directors present must elect a Director present to chair the meeting.

6.6           Powers of the Board

Subject to the Companies Actand the Constitution, the business and affairs of ESP KUJV LIMITEDshall be managed by the Board, which may exercise all powers of ESP KUJV LIMITEDwhich are not, by the Companies Act and the Constitution required to be exercised by the Shareholders.

ESP KUJV LIMITED Shareholders Agreement

7.	BOARD MEETINGS

7.1	Calling of Board Meetings

Every meeting of the Board must be called in accordance with the Constitution.  The Parties shall ensure that every properly called meeting is convened and conducted in accordance with the Constitution.

7.2	Notice of Board Meetings

The notice requirements for the calling and convening of every meeting of the Board will be set out in the Constitution. A meeting of the Board will only be convened if notice requirements under the Constitution are satisfied.

7.3	Quorum

(a)
A quorum for a Board meeting is the attendance at the time of the meeting of 5 directors. The quorum must be inclusive of 2 Directors appointed by KUJV and all 3 directors appointed by ESP. A quorum must be present for the duration of a meeting.

(b)	If a quorum is not present within 30 minutes from the scheduled start of a Board meeting:

(i)	the meeting is adjourned to the day that is 7 Business Days after the day appointed for the original meeting; and

(ii)	the time and place of the adjourned meeting is otherwise the same as for the original meeting.

(c)	If a quorum is not present within 30 minutes from the scheduled start of the adjourned meeting, then the meeting is dissolved.

(d)	A quorum does not lapse if a Director is prohibited by law, this Agreement, or any other document to which a Party is bound, from being present at all or being part of a Board meeting.

7.4	Decision Making

(a)	If the maximum number or a number less than the maximum number of Directors that KUJV and ESP can appoint is present at a Board meeting and entitled to vote, each Director has one vote.

(b)	The Chairman does not have a casting vote in addition to any votes he or she may be entitled to as a Director.

(c)	A resolution of the Board is passed by majority vote cast (in terms of this clause 7.4) by the Directors entitled to vote on the resolution, subject to the Constitution.

7.5	Meetings by Telecommunication

Where the Directors are not all in attendance at one place and are holding a meeting through a system of communication and each of the Directors can hear and be heard by one another:

ESP KUJV LIMITED Shareholders Agreement

(a)
the participating Directors shall, for the purpose of every provision of the Constitution concerning meetings of the Board, be taken to be assembled together at a meeting and to be present at that meeting;

(b)	the meeting shall be taken to be held at the place agreed to by the participating Directors so long as at least one participating Director is physically present at that place; and

(c)	all proceedings of a meeting conducted in that manner shall be as valid and effective as if conducted at a meeting at which all Directors were present.

7.6	Written Resolutions

(a)	If a document:

(i)	contains a statement that the signatories to it are in favour of a resolution;

(ii)	the terms of the resolution are set out or identified in the document; and

(iii)	has been signed by a majority of the Directors entitled to vote on that resolution,

a resolution in those terms shall be taken to have been passed at a meeting of the Board on the day on which and at the time at which the document was last signed by a Director.

(b)	For the purposes of paragraph (a):

(i)
two or more separate documents containing the resolution in identical terms each of which is signed by one or more of the Directors shall together be taken to constitute one document containing the resolution in those terms signed by those Directors on the respective days on which they signed the separate documents,

(ii)
a reference to all the Directors does not include a reference to an Alternate director whose appointer has signed the document, but an Alternate may sign the document in the place of the Alternate’s appointer; and

(iii)
a facsimile or emailed document which is received by ESP KUJV LIMITEDand is expressed to have been sent by, for or on behalf of a Director or Alternate shall be taken to be signed by that Director or Alternate at the time of receipt of the facsimile or email by ESP KUJV LIMITEDin legible form.

7.7           Defects in Appointments

(a)
All acts done by any meeting of the Board, committee of the Board, or person acting as a Director, are as valid as if each person was duly appointed and qualified to be a Director or a member of the committee.

ESP KUJV LIMITED Shareholders Agreement

(b)
Paragraph (a) applies even if it is discovered afterwards that there was some defect in the appointment of a person to be a Director or a member of a committee or to act as a Director or that person so appointed was disqualified.

8.	SHAREHOLDERS' MEETINGS

8.1	Calling a Shareholders' Meeting

Every meeting of the Shareholders must be called in accordance with the Constitution.  The Parties shall ensure that every meeting of the Board is convened and conducted in accordance with the Constitution.

8.2	Frequency of Shareholders' Meetings

The frequency of meetings of the Shareholder’s shall be as determined by the Board in consultation with the Chairman and called in accordance with clause 8.1.

8.3	Quorum

(a)
The quorum for a Shareholders' meeting is all Shareholders who must be present in person or by proxy, or representative.  Each individual present may only be counted once towards a quorum. If a Shareholder has appointed more than one proxy or representative only one may be counted towards a quorum.

(b)
If a quorum is not present within 30 minutes from the scheduled start of a Shareholders' Meeting the meeting is adjourned to the day, time, and place that the Board decides and notifies to the Shareholders, or if no decision is notified before then, to the same time on the same day in the next week at the same place.

(c)	If a quorum is not present within 30 minutes from the scheduled start of the adjourned meeting, the meeting is dissolved.

8.4	Chairing Shareholders' Meetings

(a)	The Chairman, if present at a Shareholders' Meeting, must chair the Shareholders' Meeting.

(b)
If the Chairman is not present at the Shareholders' Meeting or, if present, is not willing to chair the meeting, the Shareholders present must elect a Shareholder or Director present to chair the meeting.

8.5	Decision Making

(a)	No resolution of Shareholders is carried unless, subject to the Companies Act and the Constitution , it is passed by unanimous vote entitled to be cast at the time of the vote.

(b)	A Shareholder may have regard to and represent the interests of the Shareholder and may act on the wishes of the Shareholder in exercising any power to vote in relation to ESP KUJV LIMITED.

(c)	The chairman of the Shareholders' Meeting does not have a casting vote in addition to any votes he or she may be entitled to as (proxy for) a Shareholder.

ESP KUJV LIMITED Shareholders Agreement

9.	MANAGEMENT

9.1	Overall Management by Board

(a)	Management of ESP KUJV LIMITEDshall, consistent with section 109 of the Companies Act, vest in the Directors acting as the Board in accordance with the Companies Actand the Constitution.

(b)	Immediately after the Start Date (if not before), the Parties shall enter into aManagement Agreement which will provide for the operation and day-to-day management and of ESP KUJV LIMITED.

9.2           Operational Management by ESP

The Management Agreement shall give ESP the right to oversee the day-to-day management and operation ofESP KUJV LIMITED and shall not only govern ESP’s management of ESP KUJV LIMITEDand its assets, but it must also set out the amounts payable to ESP by ESP KUJV LIMITED for management services.

9.3	Priority Areas and Employment

(a)
The Management Agreement shall provide that in managing the operations of ESP KUJV LIMITED, ESP shall supply, at the most, personnel in the key areas of technical, operations and management and KUJV shall make available for hiring, personnel in the non-key operational areas.

(b)
Priority for employment in certain key areas of technical, operations and management (which ESP in its discretion intends to make available to non-ESP personnel) and the non-key areas shall first be offered to personnel who are KUJV personnel or who generally originate from the Komo internation airport project area provided ESP is satisfied that such persons meet the relevant requirements applicable to employment in such key and non-key areas. KUJV cannot appoint or hire anyone to which ESP objects.

9.4	Secondment, training and development of KUJV staff

(a)
The Management Agreement shall provide for a program for secondment, training and development of ESP KUJV LIMITED staff in the vital areas of operation, technical, and management during the operation of ESP KUJV LIMITED.

(b)	The program in paragraph (a) shall be drawn up by ESP in consultation with KUJV, and shall be implemented as fully as practicable.

9.5	Interference not Allowed

(a)	The Shareholders will not interfere withthemanagement of ESP KUJV LIMITEDby the Board and ESP.

(b)	ESP KUJV LIMITEDwill ensure that the Board or any one of the Directors will not interfere with ESP management of ESP KUJV LIMITEDand its assets.

ESP KUJV LIMITED Shareholders Agreement

10.	DISTRIBUTION TO SHAREHOLDERS

10.1	Dividends

Subject to clause 10.2:

(a)	ESP KUJV LIMITEDmust declare and distribute dividends of an amount which is the after tax profits of ESP KUJV LIMITEDless any allowances for:

(i)	debt service payments on borrowings from third party financiers;

(ii)	capital adequacy and tied surplus requirements;

(iii)	working capital;

(iv)	any banking covenants (including reserve accounts and maintenance of financial ratios); and

(v)
the operational requirements of the ESP KUJV LIMITED including but not limited to management services by ESP,having regard to prudent financial management and relevant taxation considerations and unless the Shareholders otherwise agree.

(b)	ESP KUJV LIMITEDmust distribute the dividends on the basis that each Shareholder is entitled to dividends in proportion to the number of Shares it holds.

(c)	ESP KUJV LIMITEDmay seek to declare and distribute dividends in accordance with this clause 10 more than once in each Financial Year.

10.2	Restriction on distributions

Whenever there are convertible notes which have been issued in accordance with clause 11.6 and have not been redeemed, ESP KUJV LIMITED must not make any distribution to the Shareholders (whether by way of dividend or return of capital) other than pursuant to the terms of any preference shares.

11.	EQUITY FUNDING

11.1	Contributions to Equity

(a)
Subject to clause 11.10, ESP KUJV LIMITEDmay make calls upon the Shareholders for further equity funding whenever such funding is required tomeet ESP KUJV LIMITED'soperational and corporate expenses in accordance with an annual budget approved by the Board provided however that such calls may not be made more than twice in any Twelve (12) month period except with unanimous approval by the board of directors.

(b)	Any call by ESP KUJV LIMITEDunder paragraph (a) shall be in the form of an Equity Call Notice addressed to each Shareholder which specifies:

(i)	the funds required (which shall be proportionate to the Shares held byeach Shareholder);

ESP KUJV LIMITED Shareholders Agreement

(ii)	whether the funds are to be provided as subscription for additional Shares or Shareholder loans;

(iii)	the date on which the funds are required;

(iv)	the currency or currencies of which the funds are required; and

(v)	details of the account into which the funds are to be paid.

(c)	Each Shareholder must provide equity funds to ESP KUJV LIMITEDin accordance with an Equity Call Notice.

(d)
If the equity funds are to be provided as subscription for additional Shares, clause 11.2 will apply.  If the equity funds are to be provided by way of Shareholder loans, clauses 11.3 and 11.4 will apply.

11.2	Issue of Shares to be Proportionate

If following the initial or any subsequent issuance of Shares, ESP KUJV LIMITEDresolves to issue further Shares, those Shares may only be issued on the same terms to each Shareholder and in proportion to each Shareholder's holding of Shares in ESP KUJV LIMITEDimmediately before the issue.

11.3	Borrowing from Shareholders

If ESP KUJV LIMITEDresolves to borrow money from the Shareholders, each Shareholder must enter into an agreement on the same terms, which terms must include that:

(a)	each Shareholder is to lend to ESP KUJV LIMITEDone half of the total amount ESP KUJV LIMITEDhas resolved to borrow from the Shareholders;

(b)	the loan is unsecured; and

(c)	the loan is non-assignable other than to a person which at the same time acquires all of the Shareholder's Shares; and

(d)	the loan is subordinated (both as to principal and interest) to any financial indebtedness of ESP KUJV LIMITED to banks or other third party financiers,

unless otherwise agreed between the Shareholders.

11.4	Repayment of Loans from Shareholders

When ESP KUJV LIMITEDrepays any money borrowed from the Shareholders under clause 11.3, it must repay each Shareholder at the same time in equal proportions of the total amount repaid.

11.5	Default in Equity Contributions

(a)
If a Shareholder fails to provide equity funding to ESP KUJV LIMITEDin accordance with an Equity Call Notice on the date required by the Notice (Defaulting Shareholder), ESP KUJV LIMITEDshall immediately give notice of this default to both the Defaulting Shareholder and to the other Shareholder.

ESP KUJV LIMITED Shareholders Agreement

(b)
If the default remains unremedied for a period of 30 Business Days after the date specified in the Equity Call Notice, and the other Shareholders have met their obligations to provide equity funding under that Equity Call Notice, the other Shareholders (the Contributing Shareholders) may elect to contribute the equity funds in respect of which the Defaulting Shareholder is in default and make payment to ESP KUJV LIMITEDof the amount in default in accordance with the Equity Funding Notice within an additional 30 Business Days after receiving notice of the default.

(c)
If the default remains unremedied for a period of 30 Business Days after the date specified in the Equity Call Notice, and the other Shareholder(s) elects not to contribute the amount of equity funding in default, the default will be treated as a Default Event under clause 14.1(a).

11.6	Convertible Notes

If the Contributing Shareholders contribute equity funds in accordance with clause 11.5(b), ESP KUJV LIMITEDshall treat this contribution of funds as a subscription for convertible notes, which ESP KUJV LIMITEDshall issue to the Contributing Shareholders, on the following terms:

(a)	the convertible note(s) will be issued for the amount of equity funds contributed;

(b)
the convertible notes will bear interest at a rate equal to the ESP KUJV LIMITEDDebt Rate plus 2% per annum, which interest will be calculated and payable at quarterly rests from the date of issue of the notes;

(c)
if the quarterly amount of interest cannot be paid on any due date, that amount will be payable on the next quarter date when the funds are available to pay it, and the unpaid quarterly amount will be added to the issue price of the notes for the purpose of calculating dividends in future quarters until the unpaid amount is paid;

(d)	the convertible notes will be subordinated (both as to principal and interest) to any financial indebtedness of ESP KUJV LIMITEDto banks or other third party financiers;

(e)
the convertible notes will be redeemable by ESP KUJV LIMITEDat any time by ESP KUJV LIMITED paying to the noteholder the principal amount in US Dollars per note plus any accumulated amount of interest under paragraphs (b) and (c); and

(f)	the convertible notes will be convertible into Shares at the option of the Contributing Shareholders in accordance with clause 11.8.

11.7	Remedy of Default in Equity Contributions

Where a Contributing Shareholder is issued convertible notes in accordance with clause 11.5(b), the Defaulting Shareholder may take steps to remedy its default and to cause the redemption by ESP KUJV LIMITEDof the convertible notes as follows:

ESP KUJV LIMITED Shareholders Agreement

(a)
if the Defaulting Shareholder raises the equity funding required in the Equity Call Notice within 18 months from the date of the Equity Call Notice (Remedy Period), the Defaulting Shareholder may pay to ESP KUJV LIMITEDthat outstanding amount plus an amount equal to the accumulated interest on the convertible notes since their date of issue (Redemption Amount); and

(b)
ESP KUJV LIMITEDmust use the Redemption Amount contributed by the Defaulting Shareholder to redeem the convertible notes by paying the Redemption Amount, less the aggregate amount of interest or principalwhich has been paid on the convertible notes, to the Contributing Shareholder.

11.8	Dilution

(a)
If the Defaulting Shareholder does not remedy the default within the Remedy Period, a Contributing Shareholder shall have the option, exercisable on the first day following the expiry of the Remedy Period, of converting the convertible notes into Shares.

(b)	A Contributing Shareholder can exercise its conversion option by delivering to ESP KUJV LIMITED, with a copy to the Defaulting Shareholder, a notice (Conversion Notice) which specifies:

(i)	the issue date of the convertible notes to be converted;

(ii)	the aggregate face value of the convertible notes to be converted; and

(iii)	the amount of any accrued and unpaid interest on the convertible notes to be converted.

(c)
Within 30 Business Days of receipt of the Conversion Notice, the Board of ESP KUJV LIMITED must resolve to approve the issuance of the Shares to the Contributing Shareholder and the price per share of the issuance, with appropriate entries into the registry of ESP KUJV LIMITED.

(d)
If conversion of the convertible notes into Shares results in a Shareholder holding more than 75% of the issued and outstanding Shares (Majority Shareholder), then notwithstanding any other provisions of this Agreement and for so long as the Majority Shareholder holds more than 75% of the issued and outstanding Shares:

(i)	the Majority Shareholder shall have the right to elect the Chairman of the Board, starting with the next election;

(ii)	the Majority Shareholder shall have the right to elect and be represented on the Board by 3 Directors, effective upon assuming majority shareholding.

(iii)	votes of Directors will be cast in accordance with clause 7.4 but will be counted in accordance with the percentage Share ownership of their appointing Shareholder;

(iv)	a resolution of the Board will be passed by majority vote cast by the Directors entitled to vote on the resolution;

(v)	votes of the Shareholders will be counted in accordance with the percentage Share ownership of the Shareholder; and

(vi)	a resolution of the Shareholders will be passed by majority vote cast by the Shareholders entitled to vote on the resolution.

ESP KUJV LIMITED Shareholders Agreement

11.9	Indemnity

If a liability of ESP KUJV LIMITEDis recovered from a Shareholder, the other Shareholders may indemnify the Shareholder to the extent of their proportionate share attributable to their percentage shareholding inESP KUJV LIMITED of both the amount recovered and reasonable costs associated with the recovery.

11.10	No Equity Call except by unanimous Board decision

No further equity call (after the initial capitalisation of ESP KUJV LIMITED) shall be made except with the unanimous approval of the Board.

12.	DISPOSAL OF SHARES

12.1	Restriction on Disposal of Shares

A Shareholder must not dispose of any of its Shares, and the Board must not register a transfer of Shares unless:

(a)	the other Shareholders consent to the disposal;

(b)	the transfer is under clause 12.2 or is to comply with the conditions in that clause,and the conditions specified in clause 12.3, have been satisfied or waived by the other Shareholders.

12.2	Conditions Precedent to Transfer of Shares

A transfer by a Shareholder of its Shares has no legal force unless:

(a)	the transferee obtains all necessary authorisations to the transfer from Government Agencies;

(b)	the transferee enters into an Accession Deed;

(c)	the other Shareholders are satisfied that the transferee is a person who is financially responsible;

(d)	the transfer does not result in a breach any of ESP KUJV LIMITED’s financing commitments; and

(e)	the share transfer and pre-emptive rights provisions contained in the Constitution have been complied with.

12.3	Notice on Share Certificates

ESP KUJV LIMITEDmust ensure that all Share certificates issued contain a notice to the effect that the Shares evidenced by the Share certificate are subject to restrictions on transfer.

ESP KUJV LIMITED Shareholders Agreement

13.	CHANGE OF CONTROL

13.1	Notice of Change of Control

If there is a Change of Control of a Shareholder or a corporation which controls a Shareholder, the Shareholder must immediately give ESP KUJV LIMITEDand the other Shareholders notice setting out full details of the change.

13.2	Change of Control Triggers Termination

If a Shareholder is the subject of a Change of Control, the other Shareholders have the right, but not the obligation, to terminate this Agreement and to call for the winding-up of ESP KUJV LIMITEDpursuant to clause 15.

14.	DEFAULT

14.1	Default Events

Each of these events or circumstances is a Default Event:

(a)
if a Shareholder fails to provide its proportion of equity funding for ESP KUJV LIMITEDin accordance with an Equity Call Notice and the other Shareholders do not elect to contribute the amount in default in accordance with clause 11.5;

(b)	if a Shareholder creates or permits to exist any Encumbrance over all or any of its Shares;

(c)	if a Shareholder disposes any of its Shares other than pursuant to clause 12;

(d)	if an Insolvency Event occurs in respect of the Shareholder; and

(e)
a Shareholder fails to comply with any of its material obligations under this Agreement or any agreement or transaction contemplated in this document, other than a failure or breach referred to elsewhere in this clause.

14.2	Shareholder to Notify of Default Event and Remedy

A Shareholder must notify the other Shareholders and ESP KUJV LIMITEDimmediately after:

(a)	it commits a Default Event or a Default Event occurs in respect of it; or

(b)	it remedies a Default Event,and such notice must set out full details of the Default Event or how the Default Event has been remedied, as the case may be.

14.3	ESP KUJV LIMITED to Notify of Default Event and Remedy

ESP KUJV LIMITED must notify the Shareholders immediately after it becomes aware:

(a)	of anything, which in ESP KUJV LIMITED’s reasonable opinion, is likely to result in a Shareholder committing a Default Event or a Default Event occurring in respect of a Shareholder;

ESP KUJV LIMITED Shareholders Agreement

(b)	that a Shareholder has committed a Default Event or a Default Event has occurred in respect of a Shareholder; or

(c)	that a Shareholder has remedied a Default Event.

14.4	Default Notice

If a Default Event is committed by or occurs in respect to a Shareholder (Defaulter):

(a)
the other Shareholders (Non-defaulters) may, within 30 Business Days after becoming aware of the Default Event, give to the Defaulter a notice (Default Notice) setting out all relevant details of the Default Event they are aware of; and

(b)
if the Non-defaulters, acting reasonably, agree the Default Event can be remedied,mayrequire the Defaulter to remedy the Default Event within 15 Business Days after the Defaulter receives the Default Notice (Default Remedy Period).

14.5	Suspension of Defaulter's Rights

If a Default Notice is given, then, despite any other provision of this Agreement, from the date the Defaulter receives the Default Notice until either:

(a)	the Default Event is remedied, if required by the Non-defaulters under clause 14.4(b); or

(b)	the Non-defaulters withdraw the Default Notice,

whichever occurs earlier then:

(c)	the Defaulter must not attend or be represented at or vote at any Shareholders' Meeting;

(d)	each Director appointed by the Defaulter must not attend or be represented at or vote at any Board meeting;

(e)	the Directors appointed by the Non-defaulters on the Board form a quorum for a Board meeting; and

(f)	the Defaulter is not entitled to any information about ESP KUJV LIMITED’sbusiness, other than as required by law.

14.6	Right of Non-defaulters to Terminate

If a Default Notice is given, and, in the case of a Default Event which the Non-defaulters require to remedy under clause 14.4(b), the Default Event is not remedied within the Default Remedy Period, the Non-defaulters may, within 20 Business Days after:

(a)	Default Notice is given for a Default Event that the Non-defaulters have not required to be remedied; or

ESP KUJV LIMITED Shareholders Agreement

(b)	the end of the Default Remedy Period for a Default Event that is required to be remedied,

give a notice to the Defaulter terminating this Agreement pursuant to clause 15 with effect from the date specified in the notice, being a date at least 5 Business Days after the date of the termination notice.

14.7	Notices to ESP KUJV LIMITED

If a Shareholder givesnotice under this clause 14, it must also give a copy of the notice to ESP KUJV LIMITED.

With a copy sent to ESP’s attorney:

Joshua D. Brinen
Brinen &Associates, LLC
7 Dey Street, Suite 1503, New York, New York 10007

14.8	Withdrawal of Default Notice

A Default Notice is withdrawn or taken to be withdrawn, by the Non-defaulters if the Non-defaulters:

(a)	withdraw the Default Notice by notice to the Defaulter; or

(b)	do not give a notice within the period specified in clause 14.6.

14.9	Rights under this clause 14 not Exclusive

The rights and remedies under this clause 14 are in addition to, and do not take away from any other right or remedy a Shareholder may have at law or in equity.

15.	TERMINATION

15.1	Termination of this Agreement

Subject to clauses 15.2 and 15.3, the rights and obligations of the Parties under this Agreement may terminate on the earliest of:

(a)	any date the Parties agree on in writing;

(b)	the date on which ESP KUJV LIMITEDis wound up; and

(c)	the date of termination specified in the notice given under clause 14.6.

15.2	Consequences of Termination

On termination, this Agreement and the Transaction Documentsare at an end as to their future operation, except for:

(a)	any claim or enforcing any other right which arises on, or has arisen before, termination;

ESP KUJV LIMITED Shareholders Agreement

(b)
this clause 15 and clauses 1 (Interpretation), 19 (Dispute Resolution), 20 (Confidentiality and Announcement), 21 (Notices), 22 (Amendment and Assignment) and 21 (General) and any clause expressed to survive termination of this document;

(c)	any other provisions of this Agreement necessary for or incidental to the operation of those clauses set out in paragraph (b) or necessary to effect the winding up of ESP KUJV LIMITED; and

(d)	the Non Circumvention/Non Disclosure Agreement which will terminate in accordance with its own terms.

15.3	ESP KUJV LIMITEDto be Wound Up

On termination, the Shareholders must cause ESP KUJV LIMITEDto be wound up and either:

(a)	the share interests it holds in any company be distributedin specie to the Shareholders; or

(b)	the net proceeds to be distributed to the Shareholders according to their Equity Proportions as at the date of winding up of ESP KUJV LIMITED,

unless one Shareholder holds all the Shares as at the date of termination.

16.	DISPUTE RESOLUTION

16.1	Resolution by Agreement

The Parties shall endeavour to resolve by mutual agreement any Disputes that arise between the Shareholders, or any Disputes that arise relating to this Agreement or the interpretation or performance of the provisions of this Agreement or the breach, termination or validity of this document.  Failing such resolution within 30 Business Days after giving all Parties written notice of the Dispute (Resolution Period), any Party may submit the Dispute to arbitration pursuant to this clause 16.

16.2	Resolution of Dispute by Arbitration

If a Dispute is not resolved under clause 16.1 within the Resolution Period, a Party may, by written notice, within one month after the end of the Resolution Period, notify the other Party that the Dispute is referred to arbitration and the Dispute shall be subject to arbitration as provided in clauses 16.3 to 16.7 (both inclusive) (Arbitration Notice).

16.3	Rules of Arbitration

If an Arbitration Notice is given with respect to a Dispute, then such Dispute shall be determined by arbitration under the Arbitration Act (Chapter No 46 of the PNG Revised Laws), in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law (UNCITRAL Arbitration Rules) as in force at the date of service of the Arbitration Notice, except modified as follows:

(a)
in all cases, the arbitral tribunal shall be three arbitrators, one of whom shall be appointed by the Party or Parties that gave such Arbitration Notice, one of whom shall be appointed by the other Party or Parties named in the Arbitration Notice and the third of whom shall be appointed by the two arbitrators appointed by the Parties to the arbitration or, failing agreement between those arbitrators, by the appointing authority designated in clause 16.5.

ESP KUJV LIMITED Shareholders Agreement

(b)
if a dispute involves multiple claimants or multiple respondents and the claimants or the respondents are unable to nominate an arbitrator jointly, then the appointing authority designated in clause 16.5 shall appoint an arbitrator for the claimants or the respondents as the case may be;

(c)	unless each Party to the arbitration otherwise agrees, an arbitrator shall not be a citizen or resident of Papua New Guinea or Australia;

(d)
in addition to the matters contained in Article 33.3 of the UNCITRAL Arbitration Rules, the arbitral tribunal shall take into account applicable international law principles and international custom and usage;

(e)	the arbitrators shall be bound by principles of legal privilege, such as those involving confidentiality of communications between a lawyer and a client; and

(f)
the arbitration proceedings, the reason for any arbitration award, and/or any information disclosed by a Party during the arbitration shall be kept confidential in accordance with the provisions of clause 18, provided, however, this is not intended to apply to, relate to or restrict in any way:

(i)	disclosures of information to the arbitration panel; or

(ii)
the disclosure of the proceedings or the reasons for the arbitration award in the course of legal proceedings relating to the arbitration or the award and in the course of any other judicial, arbitral or administrative proceedings between the Parties to the arbitration; or

(iii)	as required to be disclosed pursuant to any applicable PNG law or the laws, rules or regulations of the Securities and Exchange Commission of the United States.

16.4	Inconsistency

For the avoidance of doubt, the Parties agree that in the event of any inconsistency between the UNCITRAL Arbitration Rules as modified by this clause 16 and the provisions of the Arbitration Act, Chapter No 46 of PNG, the former will prevail in respect of an arbitration under this Agreement.

16.5	Appointing Authority

The appointing authority shall be the Chairman of the Administrative Council of the International Centre for the Settlement of Investment Disputes.

16.6	Place of Arbitration

The place of arbitration shall be Singapore unless the Parties to the arbitration agree upon another place.

ESP KUJV LIMITED Shareholders Agreement

16.7	Other

(a)	All arbitrators shall be fluent in the English language and the arbitration shall be conducted in English.

(b)	The Parties agree that an arbitration award in the arbitration of a Dispute shall be final and binding upon the Parties to the arbitration of such Dispute.

(c)
The Parties agree to exclude any right of appeal to any court which would otherwise have jurisdiction in the matter in connection with any question of law arising in the course of the arbitration reference or out of the award.  However, the Parties to any arbitration of a Dispute may make an application to any court having jurisdiction for registration and/or judgment on the award entered or for enforcement of any award (including execution on such judgment), including enforcement of any award granting interlocutory relief against a relevant Party, and for the obtaining of any evidence (whether by discovery of documents, interrogatories, affidavits or testimony of witnesses or otherwise howsoever) which the arbitral tribunal directs shall be admitted in the arbitral proceedings.

(d)	Unless otherwise agreed or provided, the cost of the arbitration proceedings will be borne by the unsuccessful party in accordance with the UNCITRAL Arbitration Rules.

17.	REPRESENTATIONS AND WARRANTIES

17.1	Representations and Warranties

The Shareholders represent and warrants to each other (who, as a result, have been induced to enter into this Agreement) that except as expressly disclosed in this Agreement each of the following statements is correct:

(a)	Information

All information (written or unwritten and whether in tangible or intangible form) given with respect to each of KUJV and ESP, its assets, liabilities or affairs by it to the other Shareholders, in contemplation of this Agreement and the Transaction Documents is true and accurate in all material respects, and none of that information is misleading in any material particular, whether by inclusion of misleading information or omission of material information, or both.

(b)           Power and authority:

(i)	the Shareholder is a body corporate duly incorporated and in good standing in its jurisdiction of formation; and

(ii)	the Shareholder has the power to own its assets and carry on its business as it is now being conducted.

(iii)	the business and affairs of the Shareholder have been conducted in accordance with its constitution or articles of incorporation as appropriate.

ESP KUJV LIMITED Shareholders Agreement

(iv)	the Shareholder has the power and authority to execute and exchange this Agreement, the Transaction Documents and any contract contemplated by this Agreement to which it is a party.

(v)	the Shareholder has the power to perform and observe all the terms of this Agreement, the Transaction Documents and any contract contemplated by this Agreement to which it is a party.

(vi)
this Agreement, the Transaction Documents and any contract contemplated by this Agreement to which the Shareholder is a party, has been duly executed by it and is a legal, valid and binding agreement that is enforceable against it in accordance with its terms.

(vii)
there is no litigation actual or threatened against the Shareholder, which may restrict its right or ability to enter into or perform this Agreement, the Transaction Documents or any contract contemplated by this Agreement.

(c)           Solvency

(i)	None of the following has occurred and is subsisting, or is threatened, in relation to the Shareholder:

(A)	the appointment of an administrator or receiver;

(B)	an application or an order made, proceedings commenced, a resolution passed or proposed in a notice of meeting or other steps taken for:

(I)	its winding up, dissolution, or administration; or

(II)	its entering into an agreement, compromise or composition with or assignment for the benefit of its creditors or a class of them.

(C)	the Shareholder:

(I)	being (or taken to be under applicable legislation) unable to pay its debts, other than as the result of a failure to pay a debt or claim the subject of a good faith dispute; or

(II)	stopping or suspecting, or threatening to stop or suspend, payment of all or a class of its debts.

(D)	the appointment of a receiver, receiver and manager, administrative receiver or similar officer to any of the assets and undertakings of the Shareholder.

(ii)	No asset in which the Shareholder has an interest is, or any in the future be liable to a claim by a trustee in bankruptcy or liquidator that relates to a period prior to Start Date.

(ii)	The Shareholder is not, nor is it potentially, liable for the obligations of any other person that relates to a period prior to Start Date.

ESP KUJV LIMITED Shareholders Agreement

(iii)
The Shareholder has not provided any letter of comfort or made any representation or given any undertaking to any person in respect of the obligations or solvency of any other person or in support of or as an inducement to or otherwise in connection with the provision of financial accommodation, whether or not considered by the Shareholder to be legally binding.

(f)	Agreements and arrangements

(i)	The Shareholder is not in breach or default of any Contract to which it is a party;

(ii)	The Shareholder is not a party to any Contract:

(A)	which is subject to terminate or renegotiation by any other party;

(B)	under which the Shareholder’s rights may be limited, restricted or reduced in any way; or

(C)	under which the Shareholder may otherwise be materially prejudiced,

as a result of the change in its ownership or control or any other action or transaction required or contemplated by this Agreement.

(iii)
The execution and performance of this Agreement, the Transaction Documents or any contract contemplated by this Agreement will not result in the Shareholder being in breach of or default under any contract to which it is a party.

(g)	Statutory requirements

(i)
All returns, notices and other documents required to be lodged or given by the Shareholder under the Companies Act and other relevant State acts and regulations have been properly prepared and lodged or given.

(ii)	The books, registers and records of the Shareholder have been kept in accordance with all statutory requirements.

(iii)	There are no notices of any public or statutory authority outstanding against the Shareholder.

(iv)
The Shareholder has observed and complied in all respects with the provisions of all laws and regulations and all orders, notices, awards and determinations made by any statutory or other competent authority in any way relating to or binding on it or any property owned or occupied by it.

(h)	Legal proceeding

There is no suit, cause of action, proceeding, application, arbitration, claim or investigation current, pending, threatened or in prospect against the Shareholder that relates to any period, or any act, matter or thing occurring, prior to Start Date.

ESP KUJV LIMITED Shareholders Agreement

17.2	Effective Dates

The Warranties are given both at the date of this Agreement and as at the Start Date.

17.3	Shareholder Investigations

The Warranties are not affected or limited in any way by investigations made by each Shareholder, its advisers or representatives.

17.4	Construction

Each Warranty is to be constructed independently of the others and is not limited by reference to any other Warranty.

17.5	Shareholder Indemnity

Each Shareholder indemnifies ESP KUJV LIMITEDagainst:

(a)	any Loss which ESP KUJV LIMITEDmay suffer or incur arising from or in connection with:

(i)	any matter or thing being other than as represented or warranted by the Warranties; or

(ii)	any breach of, or default under, this Agreement by the Shareholder; and

(b)	any Taxes which may be incurred by ESP KUJV LIMITEDin respect of payments made by the Shareholder under this clause 17.5.

17.6	No Reliance by Shareholders on Others

Each Shareholder represents and warrants toESP KUJV LIMITED that it has not relied on any warranty or conduct by its related corporation, which forms or will form the basis of any Warranty.

18.	CONFIDENTIALITY AND DISCLOSURE

18.1           Definition

In this clause 18.1, “Confidential Information”means:

(a)
information relating to any business, affairs, finances or strategies of a Party and other information of a Party which is of a proprietary nature which has been disclosed by a Party under this Agreement or otherwise in connection with ESP KUJV LIMITED’sBusiness, but excludes any information which is generally available in the public domain otherwise than as a result of an unauthorised disclosure or breach of confidence; and

(b)	“Confidential Information”in terms of the Non-Circumvention/Non-Disclosure Agreement as each case may require.

ESP KUJV LIMITED Shareholders Agreement

18.2	Obligations of Confidentiality

Each of the Parties shall, for the term of this Agreement, treat the terms of this Agreement and any Confidential Information as confidential and shall not communicate any Confidential Information disclosed to it by its nominee Director or another Party except with the prior written consent of the disclosing Party or ESP KUJV LIMITED(if the Confidential Information is disclosed by its nominee Director) or as permitted under clause 18.3.

18.3	Exceptions to Obligations of Confidentiality

A Party which receives Confidential Information (Recipient) from another Party may disclose the Confidential Information received as follows:

(a)	in the case of each Shareholder, to its employees, directors or agents;

(b)	to professional advisers of the Recipient, whose duties in relation to the Recipient necessarily require the disclosure;

(c)	to any financial institutions (and its professional advisers) as is necessary to obtain financing for its or ESP KUJV LIMITED’scapital or operational needs;

(d)	to persons who have expressed a bona fide interest in financing ESP KUJV LIMITED’scapital or operational needs;

(e)	to Exxon Mobil (PNG) Limited upon request and provided it is necessary for and relates to the continued engagement of ESP KUJV LIMITED’s services by Exxon Mobil (PNG) Limited;

(f)	to the extent required pursuant to this Agreement or as required by law or by a court of competent jurisdiction; and

(g)	as required under any applicable PNG law or the laws, rules and regulations of the Securities and Exchange Commission of the United States,

provided that, in the case of disclosures under paragraphs (a) -(f), the Recipient must use reasonable endeavours to ensure that the person obtaining confidential information keeps that information confidential.

19.	NOTICES

(a)	A notice or other communication in connection with this Agreement:

(i)	must be in writing;

(ii)
must be left at the address of the addressee, or sent by prepaid expressmail (or express mail if posted to a place outside of Papua New Guinea) to the address specified in this clause or sent by facsimile to the facsimile number of the addressee which is specified in this clause or if the addressee notifies another address or facsimile number then to that address or facsimile number:

(A)            KUJV’s Address:               Komo  Umbrella Joint Venture Limited
P.O. Box 6965
Boroko,
NCD,
Papua New Guinea

Telephone:                            (675) 71904293 (Contact Alois Francis)
(675) 71974170 (Contact Jack Pawa)
Facsimile:                               …………………………………………….
Attention:                              …………………………………………….

ESP KUJV LIMITED Shareholders Agreement

(B)            ESP’s Address:                    ESP Corporation, SA.
Edificio Balboa Plaza, Oficina 522,
Avenida Balboa, Panama,
Republic of Panama

Telephone:                            (337) 706-7056
Facsimile:                               (337) 456-4725
Attention:                              David Dugas

All notices to ESP shall be copied to ESP’s attorney:
 Joshua D. Brinen
 Brinen & Associates, LLC
 7 Dey Street, Suite 1503

(b)	A notice or other communication takes effect from the time it is received unless a later time is specified in it.

(c)           A letter or facsimile is taken to be received:

(i)	in the case of a posted letter, on the 5th(7th, if posted to a place or from a place outside Papua New Guinea) day after posting;

(ii)
in the case of facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in the entirety to the facsimile number of the recipient.

(d)
Any party may at any time and from time to time designate a substitute address for the purposes of clause 19(a)(ii) by giving notice thereof to the other at least 10 days in advance of the effective date of such designation.

20.	AMENDMENT AND ASSIGNMENT

20.1	Amendment

This Agreement can only be amended, supplemented, replaced or novated by another document signed by all the Parties.

ESP KUJV LIMITED Shareholders Agreement

20.2	Assignment/Disposal

A Shareholder may only assign, charge or otherwise dispose of any of its rights under this Agreement in accordance with this Agreement and the Transaction Documents.

21.	GENERAL

21.1	Support by Shareholders

(a)
KUJV and ESP will give full support and assistance to all acts,  matters or things contemplated by or the subject of this Agreement and will not do or omit to do or cause or permit anything to be done or omitted to be done which would or might turn to be inconsistent with the terms and conditions of this Agreement or the Transaction Documents.

(b)
KUJV and ESPwill not prohibit without just cause nor unreasonably interfere with the due and proper performance of obligations or the exercise of rights by the ESP KUJV LIMITEDunder or in relation to activities contemplated by this Agreement.

21.2	Governing Law

This Agreement is governed by the laws of Papua New Guinea. Each Party submits to the non-exclusive jurisdiction of courts exercising jurisdiction there in connection with matters concerning this Agreement.

21.3	Giving Effect to this Agreement

This Agreement contains the entire agreement between KUJVand ESP with respect to its subject matter and supersedes all prior agreements and understandings between the Parties in connection with it.

24.4.	Waiver of Rights

Neither failure to exercise nor any delay in exercising any right, power or remedy by a Party operates as a waiver.  A single or partial exercise or any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy.  A waiver is not direct or binding on the Party granting that waiver unless made in writing.

24.5	No Partnership or Agency

Nothing contained in this Agreement shall be construed to create an association or partnership or impose a partnership duty, obligation or liability on or with regard to any Party, or to create any duty, standard or care of liability to any person or entity not a Party.

24.6	No Merger

The rights and obligations of the Parties will not merge on the completion of any transaction contemplated by this Agreement. They will survive the execution and delivery of any other document entered into for the purpose of implementing the activities contemplated by this Agreement.

ESP KUJV LIMITED Shareholders Agreement

24.7	Successors and Assigns

This Agreement will inure to the benefit of and be binding upon the successors and the assigns of the Parties.

24.8	Counterparts

This Agreement may be executed in any number of counterparts.  All counterparts will be taken to constitute one instrument.  A facsimile or electronic (email) copy of a counterpart executed by a Party shall be sufficient for this purpose.

[SIGNATURE PAGE TO FOLLOW]

ESP KUJV LIMITED Shareholders Agreement

EXECUTED as an agreement.

SIGNED for and on behalf of KOMO	)
UMBRELLA JOINT VENTURE LIMITED	)
	)	Signature
by	)
)
)
in the presence of:		Print name and capacity

Signature of witness

Print name of witness

SIGNED for and on behalf of	)
ESPCORPORATION, SA	)
	)	Signature
by	)
)
)
in the presence of:		Print name and capacity

Signature of witness

Print name of witness

ESP KUJV LIMITED Shareholders Agreement

SCHEDULE 1

TRANSACTION DOCUMENTS

Transaction Documents are:

1.	this Agreement;

2.	the Constitution;

3.	the Non-Circumvention/Non-Disclosure Agreement;

4.	the Management Agreement.

The order in which the Transaction Documents are to prevail is:

1.	this Agreement;

2.	the Constitution

3.	the Non-Circumvention/Non-Disclosure Agreement;

4.	the Management Agreement.

ANNEXURE A

CONSTITUTION OF ESP KUJV LIMITED